UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2009
Oclaro, Inc.
(Exact name of registrant as specified in its charter)
000-30684
(Commission File Number)

Delaware	20-1303994
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
2584 Junction Avenue
San Jose, California 95134
(Address of principal executive offices, including zip code)
(408) 383-1400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
On December 16, 2009, Oclaro, Inc., a Delaware corporation (“Oclaro”), entered into an Agreement of Merger (the “Merger Agreement”) with Xtellus Inc., a Delaware corporation (“Xtellus”), Rio Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Oclaro ( “Merger Sub”), and Alta Berkeley LLP, as the Stockholders’ Agent. Subject to the terms and conditions of the Merger Agreement, in the merger transaction (the “Merger”) contemplated by the Merger Agreement, Oclaro acquired 100% of Xtellus’s outstanding capital stock, in exchange for which Oclaro issued 23,437,500 shares of its common stock at the effective time of the Merger, which occurred on December 17, 2009 (the “Effective Time”). Of the 23,437,500 shares of Oclaro common stock issued at the Effective Time, 17,331,021 shares were issued to former Xtellus stockholders and 4,971,591 shares were placed into a third party escrow account (the “Escrow Account”) for 18 months to support the former Xtellus securityholders’ indemnification obligations to Oclaro under the Merger Agreement, in each case pursuant to the terms of the Merger Agreement and the related escrow agreement. Also, on December 17, 2009 an aggregate of 1,134,888 shares of Oclaro common stock were issued to certain former debtholders of Xtellus in order to satisfy and extinguish such outstanding debt as of the Effective Time. In addition, at the Effective Time, Merger Sub merged with and into Xtellus; the separate existence of Merger Sub ceased and Xtellus became a wholly-owned subsidiary of Oclaro. Xtellus is in the business of the design, development, manufacture, marketing, sale and distribution of reconfigurable optical modules and components for fiberoptic communications.
In addition to consideration paid at the Effective Time and to be paid out of the Escrow Account, the Merger Agreement provides for a valuation guarantee under which securityholders of Xtellus are eligible to receive up to $7 million in post-closing consideration if Oclaro’s common stock trades below certain levels at the end of calendar year 2010 and certain conditions related to the sales of specified products are satisfied, including that the net amount of revenues recognized by Oclaro during the period from January 3, 2010 through January 1, 2011 that are attributable to the sale or license of certain specified Xtellus products, including derivatives or enhancements thereof, and potentially an additional product of Oclaro’s exceeds $17 million. Under the terms of the Merger Agreement, the earliest these post-closing payments would be made is April 2011. The post-closing merger consideration in an amount of up to $7 million, if any, is payable in cash or, at Oclaro’s option, newly issued shares of Oclaro common stock (or a combination of cash and stock).
The Merger Agreement also calls for a retention program under which certain employees of Xtellus will receive up to an aggregate of $5 million in a combination of cash (up to a maximum of $1 million to be paid in connection with the closing) and restricted stock awards which will generally be subject to time based vesting and partially subject to the conditions of the valuation guarantee described above and in the Merger Agreement.
The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates and may be subject to more recent developments. In addition, they were made solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to confidential disclosures, for the purposes of allocating risk between such parties instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by Oclaro stockholders or other investors. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time. Oclaro stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Oclaro, Xtellus, or Rio Acquisition Corp. or any of their respective subsidiaries or affiliates.
There are no material relationships between Oclaro and the other parties to the Merger Agreement, other than the Merger Agreement and the other agreements and transactions contemplated thereby. A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement filed with this Current Report on Form 8-K.
Item 2.01 Completion of Acquisition or Disposition of Assets
The information included pursuant to Item 1.01 is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.
Pursuant to the Merger Agreement, on December 17, 2009 an aggregate of 17,331,021 shares of common stock of Oclaro were issued to holders of capital stock of Xtellus, as part of the Merger and in consideration for Oclaro acquiring ownership of all outstanding capital stock of Xtellus. In addition, on December 17, 2009, 4,971,591 shares of Oclaro common stock were placed into the Escrow Account described under Item 1.01 above. Finally, on December 17, 2009 an aggregate of 1,134,888 shares of Oclaro common stock were issued to certain former debtholders of Xtellus in order to satisfy and extinguish such outstanding debt as of the Effective Time.
As described under Item 1.01 above and in the Merger Agreement, up to $7 million worth of Oclaro common stock may be issued to former Xtellus securityholders in satisfaction of the post-closing merger consideration payment obligations of Oclaro set forth in the Merger Agreement. Under the Merger Agreement, Oclaro may satisfy any such post-closing merger consideration in cash or shares of its common stock (or a combination thereof). If Oclaro elects to issue shares of its common stock in satisfaction of any post-closing merger consideration amount, the number of shares of Oclaro common stock issued will be determined based on the value of such post-closing consideration in dollars divided by the average closing price of Oclaro’s common stock for the ten consecutive trading day period ending on the last trading day of calendar year 2010.
The exemptions claimed by Oclaro from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), for the offer, sale and issuance by Oclaro of its common stock pursuant to the Merger Agreement include Section 4(2) of the Act and Regulation D promulgated under the Act.
The shares of restricted stock to be granted to former Xtellus employees described under Item 1.01 above and in the Merger Agreement shall be registered with the SEC pursuant to an Oclaro registration statement on Form S-8.
The information included pursuant to Item 1.01 is incorporated by reference into this Item 3.02.
Item 7.01 Regulation FD Disclosure
On December 17, 2009, Oclaro issued a press release regarding the aquisition of Xtellus, which is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934. The information set forth in Item 7.01 (including Exhibit 99.1) shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.
Safe Harbor for Forward-Looking Statements
Statements in this Current Report on Form 8-K (including the exhibits hereto) about future expectations, plans or prospects of Oclaro and its business, and the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) revenue guidance and statements about cash flow for the quarter ending January 2, 2010, (ii) statements regarding the financial effects of the acquisition on Oclaro, including accretion, gross margin contribution, operating income contribution and cash usage, (iii) the effects of the acquisition and the addition of the Xtellus products on Oclaro’s business, and (iv) statements containing the words “target,” “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” and similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including potential difficulties integrating the acquired operations, the potential that the acquisition may not have a positive effect on Oclaro’s financial results, the possibility that the Xtellus products may not perform as well as Oclaro expects, the impact of continued uncertainty in world financial markets and the resulting reduction in demand for our products, the future performance of Oclaro following the closing of recent mergers and acquisitions, the inability to realize the expected benefits and synergies as a result of the of recent mergers and acquisitions, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, the lack of availability of credit or opportunity for equity based financing, as well as the factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly report on Form 10-Q and other documents Oclaro periodically files with the SEC. The forward-looking statements included in this Current Report on Form 8-K (including the exhibits hereto) represent Oclaro’s view as of the date of this Current Report on Form 8-K (or, in the case of the exhibits to this Current Report, the date of such exhibits). Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. However, Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

2.1*	Agreement of Merger, dated as of December 16, 2009, by and among Oclaro, Inc., Rio Acquisition Corp., Xtellus Inc. and Alta Berkeley LLP.

99.1	Press Release dated December 17, 2009, entitled “Oclaro Acquires WSS Company Xtellus; Oclaro Also Raises and Narrows Revenue Guidance for December Quarter”.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Oclaro agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2009	OCLARO, INC.

/s/ Jerry Turin
Jerry Turin
Chief Financial Officer